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                                                                   EXHIBIT 10.12

               [LOGO OF TRUE NORTH COMMUNICATIONS APPEARS HERE]

                        TRUE NORTH COMMUNICATIONS INC.
                             ASSET PROTECTION PLAN


1. PURPOSE. The purpose of this Asset Protection Plan (the "Plan") is to
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   secure continued services, dedication and objectivity of certain executive employees of True North Communications Inc. (the "Company") and its subsidiaries in the event of any threat or occurrence of, or negotiation or other hostile action that could lead to, or create the possibility of, a hostile Change in Control (as defined in Section 2) of the Company, without concern as to whether such employees might be hindered or distracted by personal uncertainties and risks created by any such possible hostile Change in Control.

2. DEFINITIONS.  As used in this Agreement, the following terms, when
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   capitalized, shall have the respective meanings set forth below:

   (a)  "Board" means the Board of Directors of the Company.

   (b) "Cause" means (1) a material breach by a Participant of those duties and responsibilities of the Participant which do not differ in any material respect from the duties and responsibilities of the Participant during the 90-day period immediately prior to a Change in Control (other than as a result of incapacity due to physical or mental illness), which is demonstrably willful and deliberate on the Participant's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach or (2) the commission by the Participant of a felony involving moral turpitude.

   (c) "Change in Control" means (i) an acquisition (other than directly from the Company) of 15% or more of the beneficial interest in the voting stock of the Company by a party other than the Company or a Company sponsored benefit plan; or (ii) a change in the Board of Directors as a result of which the current directors (together with the successors they nominate or approve for nomination) cease to be a majority of the Board of Directors of the Company; or (iii) a merger, reorganization or consolidation whereby the existing shareholders of the Company do not own more than 66-2/3% of the then outstanding shares resulting from such merger, reorganization

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   or consolidation, provided, however, that none of the foregoing shall be considered a Change in Control if it is a result of a direct action initiated by the Company.

   (d)  "Company" means True North  Communications Inc., a Delaware corporation.

   (e) "Compensation" means the Participant's annual rate of pay in effect immediately before a Change in Control occurs, plus the amount of the highest annual bonus awarded to the Participant in any of the three calendar years preceding the year in which a Change in Control occurs.

   (f) "Date of Termination" means (1) the effective date on which a Participant's employment by the Company terminates or (2) if the Participant's employment by the Company terminates by reason of death, the date of death of the Participant.

   (g) "Employee" means an individual whose relationship with an Employer is, under common law, that of an employee and who performs services for one or more Employers on a full-time basis.

   (h) "Employer" means the Company and any of its affiliates which, with the consent of the Company, has adopted this Plan.

   (i) "Nonqualifying Termination" means a termination of the Participant's employment (1) by the Participant's Employer for Cause, (2) as a result of the Participant's death, (3) by the Company due to the Participant's absence from his duties with the Company on a full-time basis for at least 180 consecutive days as a result of the Participant's incapacity due to physical or mental illness as is consistent with Company policy and programs or (4) by the Participant for any reason other than for a Qualifying Termination.

   (j) "Participant" shall mean an Employee who, at the time a Change in Control occurs, is a member of the Company's Management Board.

   (k) "Qualifying Termination" means a termination of the Participant's employment due to the occurrence, without the Participant's expressed written consent, of any of the following events after the occurrence of a Change in
   Control:

        (1) any of (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant's position(s), duties, responsibilities or status with the Company immediately prior to such Change in Control, (ii) a change in the Participant's reporting responsibilities, titles or offices with the Company as in effect immediately prior to such Change in Control or (iii) any removal or involuntary

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   termination of the Participant from the Company otherwise than as expressly permitted by this Agreement or any failure to re-elect the Participant to any position with the Company held by the Participant immediately prior to such Change in Control;

        (2) a reduction by the Company in the Participant's rate of annual base salary as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

        (3) any requirement of the Company that the Participant (i) be based anywhere other than at the facility where the Participant is located at the time of the Change in Control or (ii) travel on Company business to an extent substantially more burdensome than the travel obligations of the Participant immediately prior to such Change in Control;

        (4) the failure of any Employer to (i) continue in effect any employee benefit plan or compensation plan in which the Participant is participating immediately prior to such Change in Control, unless the Participant is permitted to participate in other plans providing the Participant with substantially comparable benefits, or the taking of any action by the Company which would adversely affect the Participant's participation in or materially reduce the Participant's benefits under any such plan, (ii) provide the Participant and the Participant's dependents welfare benefits including, without limitation, medical, dental, disability, salary continuance, employee life, group life, and travel accident insurance plans and programs in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Participant immediately prior to such Change in Control or, if more favorable to the Participant, as in effect generally at any time thereafter with respect to other peer Participants of the Company and its affiliated companies, (iii) provide fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Participant immediately prior to such Change in Control or, if more favorable to the Participant, as in effect generally at any time thereafter with respect to other peer Participants of the Company and its affiliated companies, (iv) provide an office or offices of a size and with furnishings and other appointments, together with exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Participant by the Company and its affiliated companies immediately prior to such Change in Control or, if more favorable to the Participant, as provided generally at any time thereafter with respect to other peer Participants of the Company and its affiliated companies, (v) provide the Participant with paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Participant immediately prior to such Change in Control or, if more

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   favorable to the Participant, as in effect generally at any time thereafter with respect to other peer Participants of the Company and its affiliated companies, or (vi) reimburse the Participant promptly for all reasonable employment expenses incurred by the Participant in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Participant immediately prior to such Change in Control, or if more favorable to the Participant, as in effect generally at any time thereafter with respect to other peer Participants of the Company and its affiliated companies; or

        (5) the failure of the Company to obtain the assumption agreement from any successor as contemplated in Section 11(b).

        For purposes of the Agreement, any good faith determination of a Qualifying Termination made by the Participant shall be conclusive; provided, however, that an isolated, insubstantial and inadvertent action taken by an Employer in good faith and which is remedied by such Employer promptly after receipt of notice thereof given by the Participant shall not constitute a Qualifying Termination.

   (l) "Termination Period" means the period of time beginning with a Change in Control and ending on the earliest to occur of (1) the Participant's death, and (2) two years following such Change in Control.

3. PAYMENTS UPON TERMINATION OF EMPLOYMENT.  (a)  If during the Termination
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   Period the employment of a Participant shall terminate, by reason of a
   Qualifying Termination, then the Company shall pay to the Participant (or the Participant's beneficiary or estate) within 30 days following the Date of Termination, as compensation for services rendered to one or more Employers:

        (1) a cash amount equal to the sum of (i) the Participant's full annual base salary from the Employers through the Date of Termination, to the extent not theretofore paid, (ii) the Participant's annual bonus in an amount at least equal to the highest annualized (for any fiscal year consisting of less than 12 full months or with respect to which the Participant has been employed by the Employers for less than 12 full months) bonus paid or payable, including by reason of any deferral, to the Participant by the Employers in respect of the three fiscal years of the Employers (or such portion thereof during which the Participant performed services for the Employers if the Participant shall have been employed by the Employers for less than such three fiscal year period) immediately preceding the fiscal year in which the Change in Control occurs, multiplied by a fraction, the numerator of which is the number of days in the fiscal year in which the Change in Control occurs through the Date of Termination and the denominator of which is 365 or 366, as

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   applicable, and (iii) any compensation previously deferred by the Participant
   (together with any interest and earnings thereon) to the extent not theretofore paid; plus

        (2) a lump-sum cash amount (subject to any applicable payroll or other taxes required to be withheld pursuant to Section 4) in an amount equal to three (3) times the Participant's Compensation.

   (b) For a period of two years commencing on the Date of Termination, the Company shall continue to keep in full force and effect all policies of medical, dental, disability, salary continuance, employee life and group life insurance with respect to the Participant and his dependents with the same level of coverage, upon the same terms and otherwise to the same extent as such policies shall have been in effect immediately prior to the Date of Termination or, if more favorable to the Participant, as provided generally with respect to other peer Participants of the Employers, and the Employers and the Participant shall share the costs of the continuation of such insurance coverage in the same proportion as such costs were shared immediately prior to the Date of Termination. At the end of the two year period, the Participant shall be eligible to continued benefits as provided in the Consolidated Omnibus Budget Reconciliation Act. In addition, for purposes of determining the Participant's eligibility for participation in the Employer's retiree medical plan, the Participant shall upon the Participant's Date of Termination be treated as if he or she is five years older (but not older than age 55) than on such date and as if he or she had five additional years of service.

   (c) If during the Termination Period the employment of a Participant shall terminate by reason of a Nonqualifying Termination, then no compensation is payable nor are benefits extended for the two-year period as provided in (a) and (b) above.

4. WITHHOLDING TAXES.   The Company may withhold from all payments due to the
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   Participant (or his beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

5. REIMBURSEMENT OF EXPENSES.   If any contest or dispute shall arise under this
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   Plan involving termination of a Participant's employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse the Participant, on a current basis, for all legal fees and expenses, if any, incurred by the Participant in connection with such contest or dispute, together with interest in an amount equal to the prime rate of Citibank, N.A. from time to time in effect, but in no event higher than the maximum legal rate permissible under applicable law, such interest to

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   accrue from the date the Company receives the Participant's statement for such fees and expenses through the date of payment thereof; provided, however, that in the event the resolution of any such contest or dispute includes a finding denying, in total, the Participant's claims in such contest or dispute, the Participant shall be required to reimburse the Company, over a period of 12 months from the date of such resolution, for all sums advanced to the Participant pursuant to this Section 5.

6. OPERATIVE EVENT.   Notwithstanding any provision herein to the contrary, no
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   amounts shall be payable hereunder unless and until there is a Change in
   Control at a time when the Participant is employed by an Employer.

7. TERMINATION OF PLAN.   This Plan shall be effective on the date hereof and
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   shall continue until terminated by the Company as provided in this paragraph.
   The Company shall have the right, prior to a Change in Control, in its sole discretion, pursuant to action by the Board, to approve the termination or amendment of this Plan; provided, however, that no such action shall be taken by the Board during any period of time when the Board has knowledge that any person has taken steps reasonably calculated to effect a Change in Control until, in the opinion of the Board, such person has abandoned or terminated its efforts to effect a Change in Control.

8. PROVISIONAL REDUCTION IN BENEFITS.   (a)  Notwithstanding anything in this
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   Plan to the contrary, (i) if it shall be determined that any payment or distribution by the Employers to or for the benefit of a Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any adjustment required under this Section 8) (in the aggregate, the "Total Payments") would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), and (ii) if after reduction by the amount of such Excise Tax the amount of the Total Payments would be less than the maximum amount that could be paid to the Participant without the imposition of such Excise Tax, then the payments due hereunder shall be reduced so that the Total Payments are One Dollar ($1) less than such maximum amount.

   (b) All determinations required to be made under this Section 8, including whether and when a reduction in the amount payable hereunder pursuant to
   Section 3(a) is required and the amount of any such reduction and the assumptions to be utilized in arriving at such determination, shall be made by the Company's public accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the receipt of notice from the Participant that there has been a Payment, or such earlier time as is requested by the Company or the Participant. In the event that the Accounting Firm is serving as accountant or auditor for the individual,

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    entity or group effecting the Change in Control, the Employee shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. If the Accounting Firm determines that no Excise Tax is payable by the Participant, it shall furnish the Employee with the a written opinion that failure to report the Excise Tax on the Employee's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company, the Subsidiary and the Participant. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that the reduction in the amount payable hereunder pursuant to Section 3(a) will not have been made consistent with the calculations required to be made hereunder. In that event the Participant thereafter shall promptly pay to the Company the amount of the required reduction.

9.  NONCOMPETITION.  (a) Covenant Not to Compete.  During the period of the
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    Participant's employment by the Company and for a period of one year thereafter following a Qualifying Termination, except with the prior written consent of the Board, a Participant:

         (1) shall not engage in any activities whether as employer, proprietor, partner, stockholder (other than the holder of less than 5% of the stock of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market), director, officer, employee or otherwise, in competition with (i) the businesses conducted at the date hereof by the Company or any of its subsidiaries or affiliates over which he shall have exercised, directly or indirectly, any supervisory, management, fiscal or operating control during the Employment Period (the "Managed Companies"), or (ii) any business in which the Managed Companies are substantially engaged at any time during the Employment Period;

         (2) shall not solicit, in competition with the Managed Companies, any person who is a customer of the businesses conducted by the Managed Companies at the date hereof or of any business in which the Managed Companies are substantially engaged at any time during the Employment Period; and

         (3) shall not induce or attempt to persuade any employee of the Managed Companies to terminate his employment relationship in order to enter into competitive employment.

         (b) Trade Secrets. No Participant shall, at any time during the Employment Period or thereafter, make use of any bidding information (or

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   computer programs thereof) of any of the Managed Companies, nor divulge any trade secrets or other confidential information of any of the Managed Companies, except to the extent that such information becomes a matter of public record, is published in a newspaper, magazine or other periodical available to the general public or as the Company CEO may so authorize in writing; and when a Participant shall cease to be employed by the Company, the Participant shall surrender to the Company all records and other documents obtained by him or entrusted to him during the course of his employment hereunder (together with all copies thereof) which pertain specifically to any of the businesses covered by the covenants in Section
   4.01 or which were paid for by any of the Managed Companies; provided, however, that the Participant may retain copies of such documents as necessary for the Participant's personal records for federal income tax purposes.

         (c) Scope of Covenants; Remedies. The following provisions shall apply to the covenants of the Participants contained in this Section:

        (1) the covenants contained in paragraphs (1) and (2) of Section 10 (a) shall apply within all territories in which any of the Managed Companies are actively engaged in the conduct of business during the Employment Period, including, without limitation, the territories in which customers are then being solicited;

        (2) without limiting the right of the Company to pursue all other legal and equitable remedies available for violation by a Participant of the covenants contained in Sections 10 (a) and 10 (b), including the cessation and recovery of payments and benefits paid and provided under this Plan, it is expressly agreed that such other remedies cannot fully compensate the Company for any such violation and that the Company shall be entitled to injunctive relief to prevent any such violation or any continuing violation thereof;

        (3) each party intends and agrees that if in any action before any court or agency legally empowered to enforce the covenants contained in Sections 10 (a) and 10 (b) any term, restriction, covenant or promise contained therein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency; and

        (4) the covenants contained in Sections 10 (a) and 10 (b) shall survive the conclusion of the Participant's employment by the Company.

10. SCOPE OF PLAN.   Nothing in this Plan shall be deemed to entitle the
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    Participant to continued employment with any Employer, and if the

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    Participant's employment with the Employers shall terminate prior to a
    Change in Control, then the Participant shall have no further rights under this Plan; provided, however, that any termination of the Participant's employment following a Change in Control shall be subject to all of the provisions of this Plan.

11. SUCCESSORS; BINDING PLAN.   (a)  This Plan shall not be terminated by any
    ------------------------
    merger or consolidation of the Company whereby the Company is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of the Company. In the event of any such merger, consolidation or transfer of assets, the provisions of this Plan shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

    (b) The Company agrees that concurrently with any merger, consolidation or transfer of assets referred to in paragraph (a) of this Section 11, it will cause any successor or transferee unconditionally to assume, by written instrument delivered to the Participant (or his beneficiary or estate), all of the obligations of the Company hereunder. Failure of the Company to obtain such assumption prior to the effectiveness of any such merger, consolidation or transfer of assets shall be a breach of this Plan and shall entitle the Participant to compensation and other benefits from the Company in the same amount and on the same terms as the Participant would be entitled hereunder if the Participant's employment were terminated following a Change in Control other than by reason of a Nonqualifying Termination. For purposes of implementing the foregoing, the date on which any such merger, consolidation or transfer becomes effective shall be deemed the Date of Termination.

    (c) This Plan shall inure to the benefit of and be enforceable by the Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Participant shall die while any amounts would be payable to the Participant hereunder had the Participant continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such person or persons appointed in writing by the Participant to receive such amounts or, if no person is so appointed, to the Participant's estate.

12. NOTICE.   For purposes of the Plan, all notices and other communications
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    required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed (1) if to the Participant, to the most recent address then shown on the employment records of the Participant's Employer, and if to the Company, to True North Communications Inc., 101 East Erie Street, Chicago, Illinois 60611-2897, Attention: Secretary, or (2) to such other

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    address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

13. FULL SETTLEMENT;  RESOLUTION OF DISPUTES.   (a)  The Company's obligation to
    ----------------------------------------
    make any payments provided for in this Plan and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Employers may have against the Participant or others. In no event shall the Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Participant under any of the provisions of this Plan and, such amounts shall not be reduced whether or not the Participant obtains other employment.

    (b) If there shall be any dispute between the Employers and the Participant in the event of any termination of the Participant's employment, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause, that the determination by the Participant of the existence of a Qualifying Termination was not made in good faith, or that the Company is not otherwise obligated to pay any amount or provide any benefit to the Participant and his dependents or other beneficiaries, as the case may be, under paragraphs
    (a) and (b) of Section 3, the Company shall pay all amounts, and provide all benefits, to the Participant and his dependents or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to paragraphs (a) and (b) of Section 3 as though such termination were by the Company without Cause or by the Participant as a Qualifying Termination.

14. EMPLOYMENT WITH SUBSIDIARIES.   Employment with the Company for purposes of
    ----------------------------
    this Plan shall include employment with any corporation or other entity in which the Company has direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities of such corporation or other entity entitled to vote generally in the election of directors.

15. GOVERNING LAW; VALIDITY.   The interpretation, construction and performance
    -----------------------
    of this Plan shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which other provisions shall remain in full force and effect.

16. MISCELLANEOUS.   Subject to the Company's power of amendment contained in
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    Section 7, no provision of this Plan may be modified or waived unless

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    such modification or waiver is agreed to in writing and signed by the
    Participant and by a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Plan to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by the Participant or the Company to insist upon strict compliance with any provision of this Plan or to assert any right the Participant or the Company may have hereunder, including, without limitation, the right of the Participant to terminate employment for a Qualifying Termination, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Plan. The rights of, and benefits payable to, the Participant, his estate or his beneficiaries pursuant to this Plan are in addition to any rights of, or benefits payable to, the Participant, his estate or his beneficiaries under any other employee benefit plan or compensation program of the Company, except benefits payable under the Company's Severance Policy or for any payments that may be required by statute by reason of termination of employment, except for Unemployment Compensation, which are inclusive of the payments required under this Plan.

    IN WITNESS WHEREOF, the Company has caused this Plan to be executed by a
    duly authorized officer of the Company on this 5TH day of   JUNE    1996.
                                                   ---       ----------


                                        TRUE NORTH COMMUNICAIONS INC.


                                        By:/s/  GREGORY W. BLAINE
                                           -----------------------------------


                                        Title: EVP
                                              ------------------------------


                                        Employee:

                                         /s/    TERRY ASHWILL
                                        --------------------------------------

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